EXHIBIT 99.3
CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***.” AN UNREDACTED VERSION OF THIS
DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.
EXECUTION COPY
AMENDED AND RESTATED
EXCLUSIVE DISTRIBUTION AGREEMENT
(Hylenex)
     THIS AMENDED AND RESTATED EXCLUSIVE DISTRIBUTION AGREEMENT (this “Agreement”) dated as of February 13, 2007 (the “Restatement Date”), is entered into between BAXTER HEALTHCARE CORPORATION, a Delaware corporation, with its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015-4633, USA, and BAXTER HEALTHCARE S.A., a Swiss corporation, with its principal place of business at Hertistrasse 2, 8304 Wallisellen, Switzerland (together with its Affiliates, collectively, “Baxter”), on the one hand, and HALOZYME, INC., a corporation existing under the laws of the State of California, with its principal place of business at 11588 Sorrento Valley Road, Suite 17, San Diego, California 92121, USA (“Halozyme”), on the other hand.
     WHEREAS, Halozyme wishes to have Baxter promote, market, distribute and sell Standalone Product (as defined below) and Baxter wishes to promote, market, distribute and sell Standalone Product for Halozyme in the Territory (as defined below);
     WHEREAS, Halozyme and Baxter Healthcare Corporation previously entered into that certain Exclusive Distribution Agreement dated as of August 13, 2004 (as amended to date, the “Original Distribution Agreement”);
     WHEREAS, Halozyme and Baxter desire to amend and restate the Original Distribution Agreement in certain respects, on the terms and conditions of this Agreement;
     WHEREAS, Halozyme and Baxter are entering into that certain Amended and Restated Development and Supply Agreement dated as of the Restatement Date (as amended or restated from time to time, the “Development Agreement”) for the manufacture and development of Standalone Product.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby amend the Original Distribution Agreement, and, for convenience, restate the Original Distribution Agreement in its entirety, effective as of the Restatement Date as follows:
     1. Definitions. For purposes of this Agreement, the following terms will have the following meanings. Any capitalized terms used, but not defined, in this Agreement shall have the respective meanings set forth in the Development Agreement.
          1.1 “Baxter Net Sales” shall mean the gross sales price of the Standalone Product invoiced by Baxter or its Affiliate to customers who are not Affiliates (or are Affiliates

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but are the end users of the Standalone Product) less, to the extent actually paid or accrued by Baxter or its Affiliate (as applicable), (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for spoiled, damaged, out-dated and returned Standalone Product; (b) freight and insurance costs incurred by Baxter or its Affiliate (as applicable) in transporting the Standalone Product in final form to such customers; (c) cash, quantity and trade discounts, rebates and other price reductions for the Standalone Product given to such customers under price reduction programs that are consistent with industry practices and price reductions given for similar products by Baxter or its Affiliate (as applicable); (d) sales, use, value-added and other direct taxes incurred on the sale of the Standalone Product in final form to such customers; and (e) customs duties, surcharges and other governmental charges incurred in exporting or importing the Standalone Product in final form to such customers.
          1.2 “DESI Review Indication” shall mean the DESI Review indication “as an adjuvant to increase the absorption and dispersion of other injected drugs; for hypodermoclysis; as an adjunct in subcutaneous urography for improving the resorption of radiopaque agents” (as described in 37 Fed. Reg. No. 122, p. 12418 (June 13, 1972)), together with any subset of the foregoing outside the United States.
          1.3 “Enhanze Agreement (Generic Drugs)” shall mean the Enhanze License and Collaboration Agreement (Generic Drugs) dated as of the Restatement Date, between Halozyme and Baxter (as amended or restated from time to time).
          1.4 “Halozyme Revenue Share Kit Product” shall mean a product comprising (a) one or more Drugs (other than Bisphosphonates, Cytostatics, Cytotoxics, Generic Drugs and Hydration Fluids), and (b) recombinant human PH20 hyaluronidase in a liquid injectable or lyophilized formulation, as an active ingredient/excipient for enhancing the dispersion and/or absorption of such one or more Drugs in any liquid injectable or lyophilized formulation, which product is promoted, marketed and sold in a kit (i.e., in separate containers, but packaged and labeled together at a single price). All capitalized term used, but not defined, in this Section 1.4 shall have the respective meanings set forth in the Enhanze Agreement (Generic Drugs).
          1.5 “Major Market Countries” shall mean Canada, France, Germany, Italy, Japan, Spain, the United Kingdom and the United States.
          1.6 “Standalone Product” shall have the meaning set forth in the Development Agreement.
          1.7 “Stock Purchase Agreement” shall mean the Stock Purchase Agreement dated as of the Restatement Date, between Halozyme Therapeutics, Inc., a Nevada corporation, and Baxter International Inc., a Delaware corporation (as amended or restated from time to time).
          1.8 “Territory” shall mean all countries of the world.
     2. Appointment and Scope.
          2.1 Appointment. As of the Restatement Date and subject to the terms and conditions and for the Term of this Agreement, Halozyme hereby appoints Baxter as its exclusive distributor of the Standalone Product in the Territory. Baxter hereby accepts such

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appointment. Baxter may extend such exclusive distribution rights to any of its Affiliates or sub- distributors in Baxter’s customary distribution system for its other products, provided that such Affiliates or sub-distributors shall be bound by the terms of this Agreement.
          2.2 Diligence. Baxter shall use its commercially reasonable efforts to promote, market, distribute and sell the Standalone Product in each Major Market Country in which marketing approval has been obtained, and following the receipt of such marketing approval to promptly conduct marketing studies in such country to determine the market potential for the Standalone Product in such country. Commercially reasonable efforts shall mean those efforts and resources consistent with the exercise of prudent scientific and business judgment, as applied to other pharmaceutical products of similar market potential and market size and at a similar stage in the development or life of such product. Without limiting the foregoing, commercially reasonable efforts shall include, without limitation, achieving the diligence milestones set forth on Exhibit A.
          2.3 Independent Purchaser Status. Baxter shall be an independent purchaser and seller of the Standalone Product. Baxter shall not act as an agent or legal representative of Halozyme, nor shall Baxter have any right or power to act for or bind Halozyme in any respect or to pledge its credit. Except as expressly set forth herein, Baxter shall be free to resell the Standalone Product on such terms as it may, in its sole discretion, determine, including price, marketing, advertising, promotion, returns, credits and discounts. The detailed operations of Baxter under the Agreement are subject to the sole control and management of Baxter. Halozyme shall reasonably support Baxter’s sales and promotional activities, including but not limited to, referring to Baxter all orders and inquiries from customers and providing Baxter with any existing marketing materials and documents relating to the marketing authorizations for the Standalone Product.
          2.4 Failure to Supply. Each party shall use its commercially reasonable efforts to ensure a steady supply of Standalone Product or to resolve any associated supply issues with their respective contractors.
3. Financial Considerations.
          3.1 Baxter Payments.
               3.1.1 Upfront Payment. On the Restatement Date, Baxter shall pay to Halozyme a non-refundable, non-creditable amount of ten million dollars ($10,000,000).
               3.1.2 Equity Investment. On the Restatement Date, Baxter International Inc., a Delaware corporation, shall make an equity investment in Halozyme as provided in the Stock Purchase Agreement.
               3.1.3 Standalone Product-Based Payments. Baxter shall be responsible for the full cost of manufacturing and supplying the Standalone Product. Additionally, Baxter shall pay to Halozyme the following payments:

CONFIDENTIAL TREATMENT REQUESTED
                    (a) *** percent (***%) of Baxter Net Sales of Standalone Product; provided, however, that the minimum royalty payment with respect to each container of Standalone Product shall be $12.
                    (b) On the applicable pre-payment due date set forth below, Baxter shall pay to Halozyme (as a pre-payment for the amounts owing under Section 3.1.3(a)) the applicable non-refundable pre-payment amount specified below for the calendar year in which such pre-payment amount is due, which amount shall be fully creditable against the payments owed by Baxter under Section 3.1.3(a) above for such calendar year and succeeding calendar years:

Pre-Payment Amount	Pre-Payment Due Date
$1,000,000	The Restatement Date (2007)

$***	January 1, 2008

$***	January 1, 2009
                    (c) Following the expiration of the Initial Term, and during each Renewal Term (as each is defined in Section 9.1), the payment rates and minimum payments set forth in Section 3.1.3(a) with respect to Standalone Product sold in a particular jurisdiction shall be reduced by fifty percent (50%) following the commercial launch of an approved generic or “biosimilar” form of the Standalone Product in such jurisdiction.
               3.1.4 Milestone Payments. Baxter shall pay to Halozyme the following non-refundable, non-creditable milestone payments within thirty (30) days following the first occurrence of each applicable event:

Amount	Event
$***	receipt of the first required marketing approval by the European Medicines Agency (EMEA) for the Standalone Product as outlined in the Standalone Product Master Plan;

$***	the end of the calendar year in which Baxter Net Sales of (a) Standalone Products, and (b) the PH20 Drug component of Products, as defined in the Enhanze Agreement (Generic Drugs) as if it were priced and sold as a Standalone Product, total, in the aggregate for such calendar year, at least two hundred million dollars ($200,000,000); and

$***	the end of the calendar year in which Baxter Net Sales of (a) Standalone Products, and (b) the PH20 Drug component of Products, as defined in the Enhanze Agreement (Generic Drugs) as if it were priced and sold as a Standalone Product, total, in the aggregate for such calendar year, at least four hundred million dollars ($400,000,000).

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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          3.2 Halozyme Payments. Halozyme shall pay to Baxter $*** per item of Halozyme Revenue Share Kit Product sold by Halozyme, its licensees (other than Baxter) and their respective Affiliates; provided, however, if such Halozyme Revenue Share Kit Product contains more than 150 USP units of recombinant human PH20 hyaluronidase, the applicable payment shall be increased on a pro-rata basis to reflect the increase in USP unit dose of recombinant human PH20 hyaluronidase included in such Halozyme Revenue Share Kit Product; provided, further, if Halozyme reasonably demonstrates that it is not commercially practicable to sell a Halozyme Revenue Share Kit Product that contains more than 150 USP units of recombinant human PH20 hyaluronidase bearing the applicable payment as determined above, then with respect to such Halozyme Revenue Share Kit Product only, the parties shall amend this provision to reduce the applicable payment with respect to such Halozyme Revenue Share Kit Product to a mutually acceptable amount. During the term of this Agreement following the Initial Term, such payment amounts shall be reduced by *** (***).
          3.3 Payment Reports.
               3.3.1 Within sixty (60) days after the end of each calendar quarter during the Term of this Agreement, and within sixty (60) days following the expiration or termination of this Agreement, Baxter shall furnish to Halozyme a written report showing in reasonably specific detail, on a country-by-country basis, (a) the calculation of Baxter Net Sales and the payment amounts owing under Section 3.1.3 above; (b) the withholding taxes, if any, required by law to be deducted with respect to such Baxter Net Sales; and (c) the exchange rates, if any, used in determining the amount of United States dollars. All amounts in any such written report shall be expressed in United States dollars. With respect to sales of Standalone Product invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the distribution is invoiced and in the United States dollar equivalent. The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US$1) published in The Wall Street Journal, Western Edition, under the heading “Currency Trading” on the last business day of each month during the applicable calendar quarter. Baxter shall keep complete and accurate records in sufficient detail to enable the amounts payable hereunder to be determined.
               3.3.2 Within sixty (60) days after the end of each calendar quarter during the Term of this Agreement, and within sixty (60) days following the expiration or termination of this Agreement, Halozyme shall furnish to Baxter a written report showing in reasonably specific detail, on a country-by-country basis, (a) the calculation of the payment amounts owing under Section 3.2 above; (b) the withholding taxes, if any, required by law to be deducted with respect

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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to such payment amounts; and (c) the exchange rates, if any, used in determining the amount of United States dollars. All amounts in any such written report shall be expressed in United States dollars. With respect to sales of Standalone Product invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the distribution is invoiced and in the United States dollar equivalent. The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US$1) published in The Wall Street Journal, Western Edition, under the heading “Currency Trading” on the last business day of each month during the applicable calendar quarter. Halozyme shall keep complete and accurate records in sufficient detail to enable the amounts payable hereunder to be determined.
          3.4 Audits. Upon the written request of a party (the “Payee”) and not more than once in each calendar year, the other party (the “Payor”) shall permit an independent certified public accounting firm of nationally recognized standing, selected by the Payee and reasonably acceptable to the Payor, at the Payee’s expense, to have access during normal business hours to such of the records of the Payor as may be reasonably necessary to verify the accuracy of the payment reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. If such accounting firm concludes that additional amounts were owed during the audited period, then the parties agree to meet and discuss the calculation of the additional amounts. If it is determined that Payor still owes the additional amounts, then the Payor shall pay such additional amounts within sixty (60) days of the date the Payee delivers to the Payor such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by the Payee; provided, however, if the audit discloses that the amounts payable by the Payor for such period are more than one hundred five percent (105%) of the amounts actually paid for such period, then the Payor shall pay the reasonable fees and expenses charged by such accounting firm.
          3.5 Payment Terms. All amounts shown to have accrued by each payment report provided for under Section 3.3 above shall be payable on the date such payment report is due. Payment of amounts in whole or in part may be made in advance of such due date.
          3.6 Payment Method. All payments by a Payor to the Payee under this Agreement shall be paid in United States dollars and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as the payee shall designate before such payment is due.
          3.7 Supply of Standalone Product.
               3.7.1 Prior to the Restatement Date, Baxter has prepared and provided to Halozyme a written forecast (the “Initial Standalone Product Forecast”) of its good faith requirements for Standalone Product for each of the first eighteen (18) months following the Restatement Date. Not later than one hundred eighty (180) days prior to the first day of each calendar quarter during the term of this Agreement (commencing with the calendar quarter beginning July 1, 2007), Baxter shall prepare and provide Halozyme with a written forecast (together with the Initial Standalone Product Forecast, each a “Rolling Standalone Product Forecast”) of its good faith estimated requirements for Standalone Product under this Section 3.7 for each of the subsequent six (6) calendar quarters. Baxter shall not (a) increase or decrease the quantity estimated for the first quarterly period of each forecast from the quantity estimated for

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the second quarterly period of the previous forecast, (b) increase or decrease the quantity estimated for the second and third quarterly periods of each forecast by more than twenty five percent (25%) of the quantity estimated for the third and fourth quarterly periods of the previous forecast, respectively, without the prior express written consent of Halozyme. The quantities estimated for the fifth and sixth quarterly periods of each forecast shall be non-binding, and for planning purposes only.
               3.7.2 Baxter shall be required to purchase one hundred percent (100%) of the quantity of Standalone Product forecasted for the first and second quarterly periods of each Rolling Standalone Product Forecast.
               3.7.3 Halozyme shall be required to supply the quantity of Standalone Product ordered by Baxter under this Section 3.7 in any calendar quarter up to the quantity forecasted for the first quarterly period of the most recent Rolling Standalone Product Forecast. Halozyme shall use commercially reasonable efforts to meet Baxter’s delivery requirements specified in accordance with Section 3.7.4.
               3.7.4 Baxter shall ship or arrange for shipment of the Standalone Product ordered by Baxter from the site of manufacture of the Standalone Product to Baxter’s distribution facility in Memphis, Tennessee or such other distribution center as may be designated by Baxter.
               3.7.5 Baxter shall be solely responsible for purchasing and maintaining a suitable reserve supply of Standalone Product for safety stock purposes.
          3.8 Dollars. All payments described in this Agreement unless otherwise noted shall be in United States dollars.
     4. Warranty, Representations.
          4.1 Halozyme warrants that it possesses good and marketable title to the Standalone Product sold to Baxter hereunder and complies with all regulatory requirements therefor in each country in the Territory in which marketing approval has been obtained. With respect to all Standalone Product sold to Baxter hereunder that is not manufactured by Baxter or its Affiliates, Halozyme warrants that (i) the Standalone Product complies or will comply with all applicable regulatory requirements therefor in each country in the Territory in which marketing approval has been obtained, (ii) the Standalone Product will be manufactured in accordance with the applicable specifications therefor, such marketing approvals in such countries of the Territory and Good Manufacturing Practices as applicable to the Standalone Product in such countries of the Territory and in compliance with approved quality control processes and standards, which processes and standards will meet the minimum requirements of applicable laws and regulations in such countries of the Territory, (iii) the Standalone Product will be free from defects in workmanship and material, and (iv) it shall provide at its own expense all packaging and labeling for the Standalone Product that conform with the regulatory requirements in such countries of the Territory and are suitable for sale in such countries of the Territory and such labels are available in the appropriate languages for such countries of the Territory. For purposes of subparagraph (ii) above, each batch of the Standalone Product supplied by Halozyme, will include a “Certificate of Analysis,” which will include testing

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results, and shall be sent to Baxter by mail and fax or e-mail, indicating that the batch has been manufactured and released according to applicable Good Manufacturing Practices and the applicable specifications therefor. Halozyme shall indemnify, defend and hold harmless Baxter, its Affiliates, its sublicensees and distributors, and their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) incurred from any claims, actions or proceedings by any third party to the extent resulting from a breach of the foregoing warranty.
          4.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, HALOZYME MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE STANDALONE PRODUCT. HALOZYME DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
     5. Covenants of Baxter.
          5.1 Certain Restrictions. Except as otherwise permitted by written agreement of the parties, Baxter shall not, directly or indirectly, (a) condition the sale or transfer of the Standalone Product with the sale or transfer of any other product or the use of any service unless the price for the Standalone Product is separately itemized on the applicable invoice and is the same price charged by Baxter for the Standalone Product when sold separately, (b) promote, sell or transfer a product comprising a coformulation of the Standalone Product, or any portion thereof, with any other product, (c) promote, sell or transfer a product comprising the Standalone Product kitted with any other product (i.e., in one or more containers or delivery devices, with a single label, packaged together at a single price), (d) promote, sell or transfer any Standalone Product for any use other than the DESI Review Indication, or (e) conduct, have conducted or assist or facilitate the conduct of any study of the Standalone Product that requires the administration of more than a single 150 USP unit dose.
          5.2 Exclusivity. Commencing on the Restatement Date, and thereafter for so long as this Agreement is in effect, Baxter shall not promote, market or sell in the Territory any product that constitutes bovine or ovine hyaluronidase or any other product sold solely for the labeled indications of Standalone Product previously or contemporaneously sold by Baxter.
     6. Regulatory Filings.
          6.1 Baxter shall comply with all applicable regulatory requirements in any country in which Baxter promotes, markets or sells the Standalone Product or any products resulting from, in whole or in part, the Standalone Product. In order for Halozyme to comply with 21 CFR 310.305, 314.80 and 314.98 as promulgated by FDA and other regulatory authorities, Baxter must report to Halozyme any serious adverse events immediately and any adverse events and product complaints regarding the Standalone Product, consistent with the Quality Agreement. Halozyme must report to Baxter any serious adverse events immediately and any adverse events and product complaints regarding the Standalone Product, in each case in accordance with the Quality Agreement.

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          6.2 In accordance with and subject to the Development Agreement, Baxter shall be responsible at its own cost and expense for Halozyme to obtain and maintain all marketing authorizations within any country in the Territory for the Term of this Agreement. Halozyme shall duly inform the regulatory authorities of Baxter being the exclusive distributor of the Standalone Product in any country of the Territory in which marketing approval is obtained.
     7. Confidentiality.
          7.1 Confidentiality. During the Term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all Confidential Information (as defined below) disclosed by the other party, and shall not use, grant the use of or disclose to any third party the Confidential Information of the other party other than as expressly permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information. As used herein, “Confidential Information” shall mean all information and data that (a) is provided by one party to the other party under the Original Distribution Agreement, the Original Development and Supply Agreement, this Agreement or the Confidentiality Agreement, and (b) if disclosed in writing or other tangible medium is marked or identified as confidential at the time of disclosure to the recipient, or is acknowledged at the time of disclosure to be confidential, or otherwise should reasonably be deemed to be confidential. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such information and data which, and only to the extent, the recipient can establish by written documentation: (i) is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party, (ii) is disclosed to the recipient free of confidentiality obligations by a third person who has the right to make such disclosure, (iii) is or becomes part of the public domain through no fault of the recipient, or (iv) the recipient can reasonably establish is independently developed by persons on behalf of recipient without access to or use of the information disclosed by the disclosing party.
          7.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those Affiliates, agents and consultants who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence to the same extent as set forth in Section 7.1.
          7.3 Terms of Agreement. Neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, and (b) to a third party in connection with (i) an equity investment in such party, (ii) a merger, consolidation or similar transaction by such party, or (iii) the sale of all or substantially all of the assets of such party. Notwithstanding the foregoing, prior to execution of this Agreement, the parties have agreed upon the substance of information that can be used to

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describe the terms and conditions of this transaction, and each party may disclose such information, as modified by mutual written agreement of the parties, without the consent of the other party.
          7.4 Litigation and Governmental Disclosure. Each party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will, except where impractical for necessary disclosures, for example in the event of a medical emergency, give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.
          7.5 Limitation of Disclosure. The parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, and except as may be authorized in this Section 7, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other.
          7.6 Publicity and SEC Filings. The parties agree that the public announcement of the execution of this Agreement shall only be by one or more press releases mutually agreed to by the parties. The failure of a party to return a draft of a press release with its proposed amendments or modifications to such press release to the other party within five business (5) days of such party’s receipt of such press release shall be deemed as such party’s approval of such press release as received by such party. Each party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of Confidential Information of either party included in any such disclosure.
     8. Intellectual Property Rights.
          8.1 Patent Rights. Except as expressly set forth in this Agreement and the Development Agreement, including but not limited to rights and permissions implied in the appointment of Baxter and its Affiliates as exclusive distributor(s) pursuant to Section 2.1 of this Agreement, Halozyme does not, by this agreement, either expressly or impliedly, grant any other licenses to Baxter under any patents or other intellectual property owned or controlled by Halozyme or under which Halozyme has any rights. Halozyme warrants that it owns, controls or has licenses to all intellectual property rights implied in the appointment of Baxter and its Affiliates as exclusive distributor(s) pursuant to Section 2.1 of this Agreement. Halozyme represents that it is not otherwise a party to any agreement that would inhibit or prevent Halozyme from licensing or otherwise conveying any of these intellectual property rights to Baxter. Halozyme warrants that the use of the trademarks referenced in Section 8.2 below shall be delivered free of any claim of any third party for any infringement of any trademark rights of such third party.

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          8.2 Trademarks and Trade Names.
                    (a) Baxter shall use the trademark “Hylenex” for the promotion, marketing and sale of the Standalone Product and for no other purpose. Baxter shall own and have the right to maintain such trademark in the Territory. Baxter shall include on all packaging, labeling and marketing and promotional materials regarding the Standalone Product the name Halozyme, and such trademark as reasonably requested by Halozyme as a secondary mark, reasonably identifying that such product incorporates technology of Halozyme. Nothing in this Agreement shall create an obligation on Halozyme to register or otherwise maintain in force any marks.
                    (b) Within thirty (30) days after the Approval Date, Halozyme shall supply Baxter with written guidelines concerning Halozyme’s preferences and restrictions for trade dress or trademarks used in the marketing, promotion or distribution of the Standalone Product. Halozyme shall have the right to approve any trade dress or trademarks used by Baxter with the marketing, promotion or distribution of the Standalone Product, which approval shall not be unreasonably withheld. Such right of Halozyme to approve shall be exercised by notifying Baxter in writing of Halozyme’s desire to approve such trade dress or trademarks. After such notification, Baxter shall supply Halozyme with layouts and/or specimens of any such trade dress or trade mark usage at least fifteen (15) business days prior to any anticipated use of such. Halozyme shall have ten (10) business days to review any such layouts and/or specimens, and shall be deemed to approve use of such if Baxter is not notified in writing of Halozyme’s objection to such use by the end of the ten (10) business day period. Halozyme may suspend such right of approval, without affecting its right to reactivate such right of approval, by written notice to Baxter.
                    (c) Any goodwill associated with any trade marks affixed or applied or used in relation to Standalone Product sold or otherwise distributed by Baxter pursuant to this Agreement shall accrue to the sole benefit of Halozyme, except to the extent that such goodwill is associated with any Baxter owned trademark not specific to the Standalone Product. Nothing in this Agreement shall create an obligation on Baxter to register or otherwise maintain in force any trademarks. Upon termination of this Agreement, ownership of any trademark registered by Baxter for use only in Standalone Product labeling or advertising shall vest in Halozyme, and Baxter shall execute all documents necessary to effect such transfer of ownership.
                    (d) Despite any use of Baxter’s general trade dress, trademarks or servicemarks denoting Baxter as the source of Standalone Product in connection with the packaging, labeling, advertising, or promotion of Standalone Product, Halozyme shall have no license, express or implied, to use such general trade dress, trademarks or service marks after the termination of this Agreement.
                    (e) Except as expressly set forth in the Development Agreement or this Agreement, Baxter shall not use any of Halozyme’s trademarks, or any mark or name confusingly similar thereto, as part of its corporate or business name or in any other manner, except that (i) Baxter may identify itself as an authorized distributor of Halozyme, and (ii) Baxter shall not register any trade mark or trade name (including any company name) which

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is identical to or confusingly similar to or incorporates any trade mark or trade name which Halozyme or any associated company owns or claims rights in.
          8.3 Intellectual Property Infringement Litigation. Baxter shall inform Halozyme immediately upon becoming aware of: (i) any infringements or risk of infringements by a third party of Halozyme’s intellectual property (including but not limited to brands, trademarks, copyrights, and patents), and (ii) any allegations of infringements or risk of infringements by the Standalone Product of a third party’s intellectual property or claims of such by a third party.
                    (a) In the event of any such infringement under (i), Baxter shall allow Halozyme to conduct (at Halozyme’s sole expense) the defense or settlement of any claim of intellectual property right infringement by or against a third party in relation to any of Halozyme’s intellectual property. Baxter shall not compromise, settle or negotiate or make any statement on behalf of Halozyme. At Halozyme’s expense (as to reasonable out-of-pocket expenses only), Baxter shall cooperate with Halozyme in connection with any such infringement defense or prosecution.
                    (b) In the event of any allegations of infringement or risk or infringement under (ii), the Party first having notice of an infringement claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the infringement claim in reasonable detail. The party being sued or threatened under (ii) shall have the right to defend against and settle such claim with independent counsel of its choice, provided that (1) such party shall consult with the other party, shall reasonable consider the interests of the other party, and shall not settle or consent to an adverse judgment that would materially adversely affect the interests of the other party without its consent; (2) the other party shall cooperate with such party to the extent allowed by law; and (3) such party shall notify the other party as to the particulars of any agreement settling an infringement claim to the extent permitted by any such settlement agreement. Both Parties will share equally any costs of defending such an infringement claim under (ii), including all damages, fees and expenses, including reasonable attorneys’ fees and expenses.
                    (c) Third Party Licenses. In the event that the use, sale, offer for sale or importation of Standalone Product is alleged to infringe a Third Party Patent or a Third Party trademark (collectively, “Third Party IP”), the Parties will cooperate to formulate a commercially reasonable strategy for resolving such issue. If the Parties determine that obtaining a license under such Third Party IP is appropriate, and if a license to such Third Party IP is available, the Parties agree that Halozyme shall be solely responsible for obtaining a license to such Third Party IP (and such license shall include a right to sublicense to Baxter), when such Third Party IP relates to the API or its method of manufacture, and that Baxter shall be solely responsible for obtaining a license to such Third Party IP (and such license shall include a right to sublicense or assign to Halozyme), when such Third Party IP relates to the formulation or use of Standalone Product. The Parties shall share equally all costs and expenses attributable to obtaining and retaining such Third Party IP license.
          8.4 Copyrights. Baxter hereby acknowledges that Halozyme has claimed, or may claim, copyright protection with respect to certain parts of the Standalone Product and the

CONFIDENTIAL TREATMENT REQUESTED
labels, inserts and other materials regarding the Standalone Product. Baxter further acknowledges the validity of Halozyme’s right to claim copyright protection with respect to such items. Baxter further acknowledges that Halozyme has the exclusive right (to the exclusion of all others) to claim the copyright protection with respect to all such items. Halozyme herein gives Baxter express permission to copy and distribute to its sales representatives Standalone Product advertising, literature and other materials prepared by or on behalf of Halozyme for the purpose of fulfilling Baxter’s obligations under the Agreement.
     9. Term and Termination.
          9.1 Term and Renewal. This Agreement, and the obligations of the parties hereunder, shall commence on the Restatement Date and continue for the life of the family of PH20 patents (the “Initial Term”). Thereafter, the Agreement will be automatically extended for additional one year periods (each a “Renewal Term” and collectively with the Initial Term, the “Term”) until either party notifies the other party in writing not less than twenty-four (24) months prior, of that party’s intent to terminate the Agreement.
          9.2 Termination.
                    (a) If a party has materially breached this Agreement and such material breach shall continue for thirty (30) days for a monetary breach, and sixty (60) days for a non-monetary breach, or such additional time reasonably necessary to cure such non-monetary breach, provided that the breaching party has commenced a cure within the sixty (60) day period and is diligently pursuing completion of such cure, such additional period not to exceed one hundred and twenty (120) days in total after written notice of such breach was provided to the breaching party by the nonbreaching party, the nonbreaching party shall have the right at its option to terminate this Agreement effective at the end of such period.
                    (b) Baxter may terminate this Agreement at any time upon one hundred and eighty (180) days prior written notice to Halozyme.
                    (c) In the event of a bona fide allegation or claim of infringement under Section 8.3, Baxter shall have the option to suspend distribution of Standalone Product (subject to the rights of Halozyme under Section 9.2(a)), or terminate this Agreement, by written notice to Halozyme.
                    (d) Upon the expiration or termination of the Development Agreement, this Agreement shall immediately terminate.
          9.3 Effect of Expiration and Termination. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 7, 8.2(c) and 10 shall survive the expiration or termination of the Agreement. Upon the expiration or termination of the Agreement, Baxter shall have the right to sell the remaining stock of Standalone Product for a period of twelve (12) months following such expiration or termination.

CONFIDENTIAL TREATMENT REQUESTED
     10. Miscellaneous.
          10.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Halozyme:	Halozyme, Inc.
11588 Sorrento Valley Road, Suite 17
San Diego, California 92121
Attn: President and Chief Executive Officer

Fax: (858) 259-2539
Phone: (858) 794-8889

With a copy to:	Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92121
Attention: Mark R. Wicker

Fax: (858) 720-5125
Phone: (858) 720-7918

If to Baxter:	Baxter Healthcare Corporation
95 Spring Street
New Providence, NJ 07974
Attn: General Manager

Fax: (908) 286-7267
Phone: (908) 286-7115

With a copy to:	Baxter Healthcare Corporation
One Baxter Parkway
Deerfield, Illinois 60015-4633
Attn: General Counsel

Fax: (847) 948-2450
Phone: (847) 948-2600

And to:	Baxter Healthcare SA
Hertistrasse 2
CH-8304 Wallisellen
Switzerland
Attn: Corporate Counsel

Fax: +41 44 878 64 77
Phone: +41 44 878 60 00

CONFIDENTIAL TREATMENT REQUESTED
     Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 10.1.
          10.2 Force Majeure. Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money), to the extent caused by an event outside the affected party’s reasonable control, shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include without limitation, acts of God; acts of public enemies; insurrections; riots; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; delays in the delivery of raw materials; acts or orders of any government or agency thereof or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected. The party so affected shall give prompt written notice to the other party of such cause and a good faith estimate of the continuing effect of the force majeure condition and duration of the affected party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible. If the period of nonperformance by Baxter because of force majeure conditions exceeds one hundred and eighty (180) calendar days, Halozyme may terminate this Agreement by written notice to Baxter. If the period of nonperformance by Halozyme because of force majeure conditions exceeds one hundred and eighty (180) calendar days, Baxter may terminate this Agreement by written notice to Halozyme.
          10.3 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein to any non-affiliated third party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent to an Affiliate or in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all of the obligations under this Agreement. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 10.3 shall be void.
          10.4 Entire Agreement. The parties hereto acknowledge that this Agreement, together with the Stock Purchase Agreement, the Quality Agreement and the Development Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings, including the Original Distribution Agreement, with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.
          10.5 Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

CONFIDENTIAL TREATMENT REQUESTED
          10.6 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any third party.
          10.7 Independent Contractor. Baxter and Halozyme are acting under this Agreement as independent contractors and neither shall be considered an agent of, or joint venturer with, the other. Unless otherwise provided herein to the contrary, each party shall furnish all expertise, labor, supervision, machining and equipment necessary for the performance of its obligations hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.
          10.8 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of New Jersey, without regard to the principles of conflicts of laws, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The courts of the State of California shall have jurisdiction over the parties hereto in all matters arising hereunder and the parties hereto agree that venue shall be a state or federal court in California.
          10.9 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
          10.10 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.
          10.11 Baxter Entities. Each of Baxter Healthcare Corporation and Baxter Healthcare S.A. (a) represents and warrants that all Affiliates within the definition of Baxter shall be bound by the terms and conditions of this Agreement as if each were an original signatory to this Agreement, and (b) shall be jointly and severally liable for all acts and omissions of any Baxter entity in connection with this Agreement. Any act or omission of, or notice to, any Baxter entity shall constitute the act or omission of, or notice to, each Baxter entity.
          10.12 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

CONFIDENTIAL TREATMENT REQUESTED
     IN WITNESS WHEREOF, the parties hereto have each caused this Amended and Restated Exclusive Distribution Agreement to be executed by their duly-authorized representatives as of the Restatement Date above written.

HALOZYME, INC.
By:	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	President and Chief Executive Officer

BAXTER HEALTHCARE CORPORATION
By:	/s/ Peter Arduini
	Name:	Peter Arduini
	Title:	President

BAXTER HEALTHCARE S.A.
By:	/s/ Robert J. Hombach
	Name:	Robert J. Hombach
	Title:	Vice President of Finance

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT A
MINIMUM DILIGENCE MILESTONES
Without limiting the generality of Baxter’s obligations set forth in Section 2.2, Baxter shall spend not less than the following amounts on Development and Promotional Expenses (as defined below) for each of the following years:

Year	Minimum Amount
2007	$	*	**
2008	$	*	**
2009	$	*	**
For purposes of this Agreement, “Development and Promotional Expenses” shall mean the direct internal and out-of-pocket costs of Baxter specifically identifiable to the clinical studies, promotion, marketing, advertising, launch and sales of the Standalone Product (excluding costs associated with (a) production, storage, transportation, handling or distribution of Standalone Product, and (b) management, administration, facilities, occupancy and overhead), calculated in a manner consistent with the customary industry practices for pharmaceutical products.
Within thirty (30) days after the end of each June and December, Baxter shall prepare and provide Halozyme with a reasonably detailed written report showing the calculation of its Development and Promotional Expenses during each of the immediately preceding six (6) month period. Upon Halozyme’s written request, which shall not be more than once in each six (6) month period, Baxter shall provide Halozyme with reasonable supporting evidence for all Development and Promotional Expenses.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.